Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2012, relating to our audits of the consolidated financial statements of Nutrastar International Inc. for each of the two years in the period ended December 31, 2011.

Crowe Horwath (HK) CPA Limited
Hong Kong, China
August 31, 2012